                                                                   EXHIBIT 10.25


                            SUBSERVICING AGREEMENT
                            ----------------------

          THIS SUBSERVICING AGREEMENT (the "Agreement") is made as of this 20th day of July, 1993, by and between Bankers Trust Company, a New York banking corporation ("Bankers Trust") and LTC Properties, Inc., a Maryland corporation ("LTC").


                                   RECITALS
                                   --------

          A. Pursuant to that certain Pooling and Servicing Agreement dated as of July 20, 1993 (the "Pooling and Servicing Agreement") among LTC REMIC Corporation, as Depositor (the "Depositor"), Bankers Trust, as master servicer, LTC, as Special Servicer (the "Special Servicer") and Union Bank, as trustee (the "Trustee"), the Depositor sold the entire beneficial ownership in certain mortgage loans (the "Mortgage Loans") to the extent described in the Pooling and Servicing Agreement in exchange for certain pass-through certificates issued in multiple classes. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          B. Pursuant to the Pooling and Servicing Agreement, Bankers Trust has agreed to service the Mortgage Loans and to perform certain other duties as more fully described in the Pooling and Servicing Agreement.

          C. Bankers Trust and LTC desire to enter into this Agreement for the purpose of transferring from Bankers Trust to LTC certain of Bankers Trust's rights and obligations under the Pooling and Servicing Agreement, as more fully set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, the parties hereto do hereby agree as follows:

          1.   Representations, Warranties and Covenants of Subservicer. LTC
               --------------------------------------------------------
hereby represents and warrants to and covenants with Bankers Trust that as of the date hereof and at all times during the term hereof:

               1.1  Organization. LTC is a corporation duly organized, validly
                    ------------
existing and in good standing under the laws of the State of Maryland and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan by LTC in accordance with the terms of this Agreement.

               1.2  No Breach. The execution and delivery of this Agreement by
                    ---------
LTC and its performance of and compliance with the terms of this Agreement will not violate LTC's articles of incorporation or by-laws or constitute a default (or an event which, with

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notice or the lapse of time or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which LTC is a party or which may be applicable to LTC or any of it assets.

               1.3  Authority. This Agreement, assuming due authorization,
                    ---------
execution and delivery by Bankers Trust, constitutes a valid, legal and binding obligation of LTC, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               1.4  No Violation. LTC is not in violation of, and the execution
                    ------------
and delivery of this Agreement by LTC and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any law or regulation applicable to LTC, any order to decree of any court or of any federal, state, municipal or governmental agency having jurisdiction, which violation might have consequences that would adversely affect the condition (financial or otherwise) or operations of LTC or its properties, or might have consequences that would adversely affect the performance of its duties hereunder.

               1.5  No Litigation. No litgation is pending or, to the best
                    -------------
knowledge of LTC, threatened, against LTC which would prohibit its entering into or performing its obligations under this Agreement.

          2.   Subservicing of Mortgage Loans.
               ------------------------------

               2.1  General Duties. LTC shall perform for Bankers Trust all
                    --------------
services and duties described in the Schedule of Duties to be Performed by Subservicer attached to the Agreement as Exhibit A, in each case in accordance with the terms of the Pooling and Servicing Agreement and of applicable law. In performing its duties hereunder, LTC shall have the status of and shall act as an independent contractor. Nothing herein shall be construed to create a partnership or joint venture between Bankers Trust and LTC. Nothing contained in this Agreement shall prohibit Bankers Trust from taking any action, including the payment of advances or other amounts, which it deems necessary to assure the fulfillment of any of its duties under the Pooling and Servicing Agreement or any related document, agreement or instrument, whether or not LTC is also required to fulfill such duty pursuant to this Agreement.

               2.2  Remittance Reports and Accounting. In addition to the other
                    ---------------------------------
reports and information that LTC is required to provide to Bankers Trust pursuant to this Agreement, LTC shall provide to Bankers Trust in each month during the term hereof, no later than the Determination Date (i) the information described in the letter attached hereto as Exhibit B and (ii) with respect to any Escrow Account, Subservicing Account or other fund or

                                      -2-
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account maintained by LTC hereunder, a statement prepared by LTC setting forth the status of the applicable fund or account as of the close of business on such Determination Date and detailing, for the period covered by such statement, each category of deposit into and withdrawal from and earnings on such fund or account (clauses (i) and (ii) together, "Servicing Information"); provided,
                                                                  --------
however, that LTC shall obtain and provide Bankers Trust with as much Servicing
-------
Information as is available on the 22nd of the month in which the related Determination Date occurs and shall continuously update such Servicing Information through such Determination Date.

          In addition, on or before April 15 of each year, beginning with April 15, 1994, LTC at its expense shall cause to be prepared and delivered to Bankers Trust, a statement in the form, and prepared by a firm of Independent public accountants satisfying the criteria described in Section 3.15 of the Pooling and Servicing Agreement, except that such statement shall relate to LTC's subservicing activities hereunder.

          Notwithstanding any other provision contained herein, any required statements, certificates, elections, notices, reports, plans or responses to direction from any Person which are required by the Pooling and Servicing Agreement to be in the name of or to be otherwise provided by the Master Servicer and which are delegated to LTC hereunder shall be prepared by LTC at its expense in the form required by the Pooling and Servicing Agreement and shall be delivered, no later than the second Business Day prior to the day such item is required from the Master Servicer under the Pooling and Servicing Agreement, to Bankers Trust for its execution as Master and its distribution in accordance with Pooling and Servicing Agreement.

               2.3 Fidelity Bond and Insurance. LTC, at no expense to Bankers
                   ---------------------------
Trust, shall keep in force during the term of this Agreement, for the benefit of the Trustee and Bankers Trust, a policy or policies of insurance covering errors and omissions for failure in the performance of LTC's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. LTC shall also maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. LTC shall be deemed to have complied with this provision if an affiliate of LTC has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to LTC. Each such fidelity bond and errors an omissions policy shall be issued by an insurer having a claims-paying rating of at least "A" for S&P and "A" for Fitch or otherwise acceptable to the Rating Agencies. Any such errors and omissions policy and fidelity bond shall not be canceled without 10 days' prior written notice to the Trustee and Bankers Trust.

               2.4 Documents Received After Termination. LTC shall promptly
                   ------------------------------------
deliver and remit to Bankers Trust any Mortgage Files and any and all bills, invoices,

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insurance policies, letters, documents and all other correspondence or communications relating to the Mortgage Loans (collectively, "Loan Documents") that are received by LTC after termination of this Agreement. LTC's obligations under this Section 2.4 with respect to such documents, correspondence and communications shall be those of a trustee or other fiduciary.

                    2.5  Establishment of Accounts.  LTC shall establish and
                         -------------------------
maintain one or more accounts, referred to collectively as the Subservicing Account, in accordance with Section 3.01(c)(1) of the Pooling and Servicing Agreement. LTC shall deposit into the Subservicing Account not later than the first Business Day after receipt all proceeds of Mortgage Loans received by LTC, without any deduction for LTC's servicing compensation, and LTC shall deliver all Principal Prepayments and Balloon Payments to the Master Servicer in accordance with Section 3.01(c)(3) of the Pooling and Servicing Agreement not later than one Business Day after receipt.

                    2.6  Statements as to Compliance.  On or before April 15 of
                         ---------------------------
each year, beginning in April 15, 1994, LTC will deliver to Bankers Trust, the Trustee and the Depositor an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of LTC during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, LTC has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period from the Closing Date to the end of the related calendar year), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and what action LTC proposes to take with respect thereto and (iii) whether it has received any notice regarding qualification, or challenging the status, of either of the Upper-Tier or the Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

                    2.7  Purchase of All Outstanding Mortgage Loans.  LTC shall
                         ------------------------------------------
have the right of the Master Servicer during the term of this Agreement to exercise the option contained in Section 9.01(c) of the Pooling and Servicing Agreement to purchase all of the Mortgage Loans then included in the Trust Fund and all property acquired in respect of any Mortgage Loan.

               If LTC elects to exercise such option, it shall notify Bankers Trust and the Trustee of such election no later than 30 days prior to the Early Termination Determination Date, as provided in Section 9.01.

               Upon payment by LTC to Bankers Trust for deposit into the Distribution Account in accordance with the Pooling and Servicing Agreement of the amount required by Section 9.01 in connection with the exercise of such option, Bankers Trust shall release or cause to be released to LTC, promptly upon its receipt thereof, the Mortgage Files for the remaining Mortgage Loans and REO Properties, and shall execute and deliver such

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instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in LTC title to such Mortgage Loans and REO Properties.

               2.8  Filing and Recording Fees.  All costs and fees incurred in
                    -------------------------
connection with the filing of any UCC-2 or UCC-3 filings or the recording of any Assignments or Reassignments of Leases, Rents and Profits pursuant to Section
2.01 of the Pooling and Servicing Agreement shall be borne by LTC at its sole expense.

          3.   Compensation to LTC.
               -------------------

               3.1  Subservicing Fee.  As compensation for the activities of
                    ----------------
LTC hereunder, Bankers Trust shall, no later than the first Business Day following each Distribution Date, remit to LTC the Subservicing Fee, as described below, with respect to each Mortgage Loan, payable from amounts in the Collection Account paid to Bankers Trust pursuant to Section 3.06(iv) of the Pooling and Servicing Agreement. The Subservicing Fee, with respect to each Mortgage Loan and for each Due Period, shall be an amount equal to thirty days' interest (or, in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Borrower during such Due Period, interest for the number of day covered by such payment of interest) at a rate equal to 0.015% per annum on the Scheduled Principal Balance of such Mortgage Loan; provided, however, that LTC's right to receive the Subservicing Fee is
      --------  -------
subject to the requirement that the Servicing Fee be applied to make Compensating Interest Payments pursuant to the Pooling and Servicing Agreement and Section 3.6 hereof. The right to receive the Subservicing Fee may not be transferred in whole or in part except in connection with the transfer of all of LTC's responsibilities and obligations under this Agreement.

               3.2  Reimbursements.  Bankers Trust shall remit to LTC, solely
                    --------------
from funds available to Bankers Trust pursuant to the Pooling and Servicing Agreement, the following amounts: (i) amounts sufficient to reimburse LTC for advances in respect of Property Protection Expenses, taxes, assessments, ground rents and insurance premiums and for P&I Advances and other advances made pursuant to Section 3.22 of the Pooling and Servicing Agreement made by LTC plus any applicable interest on any such advances pursuant to the Pooling and Servicing Agreement, if and when funds are available for withdrawal in respect thereof by Bankers Trust pursuant to Section 3.06(ii) of the Pooling and Servicing Agreement; and (ii) amounts sufficient to indemnify LTC for any loss, liability or expense incurred by LTC for which indemnity from the Trust Fund is received by Bankers Trust pursuant to Section 6.03 of the Pooling and Servicing Agreement if and when funds are available for withdrawal in respect thereof by Bankers Trust pursuant to the Pooling and Servicing Agreement subject to Bankers Trust's recovery of its loss, liability or expenses from such monies.

               3.3  Other Expenses.  LTC shall be required to pay all expenses
                    --------------
incurred by it in connection with its subservicing activities hereunder, including payment of

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premiums for the fidelity bond and insurance required by Section 2.3 hereof.
Except as otherwise provided herein, Bankers Trust shall not be responsible to reimburse LTC for any expenses incurred by LTC or any disbursements or advances required to be made by LTC in the performance of LTC's duties hereunder and under the Pooling and Servicing Agreement. It is hereby understood that the Subservicing Fee and the reimbursement payments payable under Section 3.2 hereof represent the sole compensation payable by Bankers Trust to LTC hereunder.

               3.4 Expenses of Bankers Trust. LTC covenants and agrees to pay or
                   -------------------------
reimburse Bankers Trust, upon request, for all reasonable expenses, disbursements, and advances, if any, incurred or made by Bankers Trust in accordance with any of the provisions of the Pooling and Servicing Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ, whether or not such expenses are incurred in connection with any Opinion of Counsel required or permitted to be obtained by Bankers Trust), including, without limitation, any costs of enforcing this Agreement and any insurance premiums paid pursuant to
Section 3.08 of the Pooling and Servicing Agreement (other than any fees and expenses of independent public accountants incurred pursuant to Section 3.15 of the Pooling and Servicing Agreement on behalf of Bankers Trust and any premiums for errors and omissions insurance with respect to Bankers Trust, for which Bankers Trust shall be solely responsible); provided, however, that LTC shall
                                            --------  -------
have no obligation to pay reimburse Bankers Trust for any such expense, disbursement or advance as may arise solely and directly from Bankers Trust's negligence, intentional misconduct or bad faith.

               3.5 Bankers Trust Obligations. Bankers Trust agrees to request
                   -------------------------
payment and/or reimbursement as contemplated by Sections 3.1 and 3.2 hereof when and as permitted by, and in accordance with, the Pooling and Servicing Agreement. In addition, Bankers Trust shall furnish LTC with copies of all notices received by Bankers Trust under the Pooling and Servicing Agreement (other than such notices furnished by LTC) as soon as is practicable following Bankers Trust's receipt of the same.

               3.6 Compensating Interest: Any application of the Servicing Fee
                   ---------------------
to make Compensating Interest Payments pursuant to Section 3.22 of the Pooling and Servicing Agreement shall first reduce the Subservicing Fee payable to LTC hereunder and then to reduce the compensation of Bankers Trust.

               3.7 Rating Agency Fees. All expenses of the Trust Fund in
                   ------------------
connection with ongoing fees of the Rating Agencies shall be borne by LTC at its sole expense.

          4.   Term. Except in event that this Agreement is terminated pursuant
               ----
to Section 5.1, 5.2 or 5.3 hereof, this Agreement shall continue in effect until the termination of the obligations and responsibilities of the parties to the Pooling and Servicing Agreement under the Pooling and Servicing Agreement pursuant to Article IX thereof.

          5.   Termination.
               -----------

               5.1  Termination for Cause. The occurrence of any of the
                    ---------------------
following events shall constitute a "Subservicer Default";

               (a) If LTC shall fail to pay to Bankers Trust any amount due to Bankers Trust pursuant to Section 3.4 or 7.1 hereunder and such failure shall continue for a period of 50 days after notice thereof has been delivered to LTC by Bankers Trust;

               (b) If LTC shall fail to make any payment, other than as described in (a) above, when due hereunder;

               (c) If LTC shall materially breach any other term of this Agreement or any term of the Pooling and Servicing Agreement specified in Exhibit A hereto and such breach shall not be cured within 50 days;

               (d) If a decree or order for relief of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against LTC and such decree or order shall have remained in force undischarged or unstayed for a period of 50 days; or LTC shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to LTC or of or relating to all or substantially all of its property; or LTC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statue, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations; or

               (e) If LTC shall assign or attempt to assign its interest under this Agreement or delegate or attempt to delegate any portion of its rights, duties or obligations hereunder without the written consent of Bankers Trust; provided, however, that delegation of LTC's duties and obligations shall not constitute a default hereunder so long as LTC remains primarily liable to Bankers Trust for the duties or obligations so delegated.

          In each and every case, so long as a Subservicer Default shall not have been remedied, Bankers Trust may, by notice in writing to LTC, terminate all of the rights and obligations of LTC as subservicer under this Agreement. On or after the receipt by LTC of such written notice, all of its authority and power under this Agreement shall pass to and be vested in Bankers Trust pursuant to and under this Section.

               5.2  Termination by Trustee.  Notwithstanding anything to the
                    ----------------------
contrary contained herein, in the event that Bankers Trust shall, for any reason (including, without limitation, termination of the Master Servicer pursuant to Article VII of the Pooling and Servicing Agreement) no longer be the Master Servicer under the Pooling and Servicing Agreement, the Trustee or its designee shall, pursuant to Section 9 hereof, assume the rights and obligations of Bankers Trust under this Agreement. The Trustee shall only be entitled to terminate this Agreement upon the occurrence of the events described in 5.1 hereof.

               5.3  Rights Upon Termination.  Upon termination of this Agreement
                    -----------------------
pursuant to Section 5.1 hereof, LTC shall deliver to Bankers Trust all Loan Documents not previously delivered to Bankers Trust, together with all funds held with respect to the Mortgage Loans. In addition, LTC shall cooperate with Bankers Trust and use its best efforts to assist Bankers Trust in the transfer of the servicing rights to Bankers Trust or Bankers Trust's nominee. Upon termination of this Agreement pursuant to Section 5.2 hereof, LTC shall deliver to the Trustee, as successor to the rights and obligations of Bankers Trust hereunder, all Loan Documents not previously delivered to Bankers Trust, together with all funds held with respect to the Mortgage Loans, and shall cooperate with and assist the Trustee to the same extent as it would Bankers Trust pursuant to the preceding sentence. Bankers Trust and LTC each covenant and agree to comply with all laws, rules and regulations of any federal, state or local government authority applicable to the termination of this Agreement and the transfer of the servicing rights to Bankers Trust or the Trustee, as applicable.

               5.4  Limitation on Resignation of LTC.  LTC shall not resign from
                    --------------------------------
the obligations and duties hereby imposed on it except (a) by mutual consent of Bankers Trust and LTC, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the foregoing clauses shall be evidenced by an Opinion of Counsel to such effect delivered to Bankers Trust.

          6.   Additional Rights of Bankers Trust.
               ----------------------------------

               6.1  Ownership of Documentation.   Subject to the rights of the
                    --------------------------
Trustee and the Certificateholders under the Pooling and Servicing Agreement, all Mortgage Files held or received by LTC in connection with the subservicing of the Mortgage Loans, whether or not prepared, developed or originated by LTC, shall be and remain at all times the property of Bankers Trust, it being expressly understood that any Mortgage Files in the possession of LTC are retained in a custodial capacity only in order, and during only such time as is necessary, to permit the performance of LTC's obligations hereunder. LTC shall not acquire any vested rights with respect to the Mortgage Files and shall not have the right to possession of them except as may be necessary to permit LTC to fulfill its obligations hereunder. Subsequent to the termination of this Agreement, LTC shall promptly deliver all such Mortgage Files to Bankers Trust or the Trustee, as applicable. Such delivery shall be accompanied by a list identifying the Mortgage Files for each Mortgage Loan, Bankers Trust's loan number (provided that Bankers Trust previously has furnished its loan numbers to LTC) and such other information as is requested by Bankers Trust or Trustee to identify the Mortgage Loans so delivered. Notwithstanding anything contained in this Section 6.1 to the contrary, copies of Mortgage Files maintained by LTC shall remain the property of LTC and may be retained by LTC after the termination of this Agreement.

               6.2  Inspection of Mortgage Records.    Bankers Trust and its
                    ------------------------------
representatives, agents, consultants, examiners and other Persons authorized by Bankers Trust shall have the right to inspect the documents and records maintained by LTC with respect to the Mortgage Loans during LTC's regular business hours upon reasonable notice, and LTC shall make such documents and records available to Bankers Trust for inspection. LTC shall afford the Depositor and the Trustee access to records in accordance with Section 6.05 of the Pooling and Servicing Agreement.

          7.   Indemnification.
               ---------------

               7.1  General.  LTC agrees to pay, and shall indemnify, defend and
                    -------
hold harmless, Bankers Trust (as used in this Section 7, "Bankers Trust" refers to Bankers Trust in its capacity as Master Servicer under the Pooling and Servicing Agreement and in any of its other capacities) and Bankers Trust's directors, officers, employees and agents (collectively, "Indemnitee"), from and against any loss, liability, penalty, fine or expense incurred in connection with any action or claim (including the reasonable compensation and the expenses and disbursements of its counsel and all persons not regularly in its employ) incurred in defending any claim or action or enforcing this indemnity that may result from, relate to or arise out of LTC's acting as subservicer under, breach of or failure to act under, this Agreement or any payment contemplated under, or transaction contemplated by, this Agreement; provided, however, that the
                                             --------  -------
indemnity obligation of LTC shall not apply to loss, liability or expense arising or resulting from (a) the negligence, intentional misconduct or bad faith of such Indemnitee, (b) the failure of Bankers Trust to perform its obligations hereunder (c) the breach of Bankers Trust's representations and warranties in Section 2.05 of the Pooling and Servicing Agreement or (d) actions taken, or omitted to be taken, by LTC specifically in accordance with instructions furnished by Bankers Trust pursuant to or in connection with this Agreement; and provided; further, that upon full payment of the indemnity
               --------  -------
herein, LTC shall be subrogated to all rights and remedies of the Indemnitee so indemnified, in respect of the matter against which indemnity has been paid.

               7.2  Survival.  All indemnities, obligations, adjustments and
                    --------
payments provided for in this Section 7 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement or any other of the Pooling and Servicing Agreement. The obligations of LTC in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, the Indemnitee entitled thereto, without declaring any breach of or default under the Pooling and Servicing Agreement or taking any other action thereunder, and notwithstanding any provision of the Pooling and Servicing Agreement.

          8.   Notices.  Any notices and communications hereunder shall be given
               -------
and deemed given as provided for in Section 10.04 of the Pooling and Sevicing Agreement. For such purpose, the address of the Special Servicer contained in said Section shall be deemed to be the address of LTC hereunder.

          9.   Right of Assumption by Trustee.  In the event that Bankers Trust
               ------------------------------
shall, for any reason, no longer be the Master Servicer under the Pooling and Servicing Agreement, including without limitation termination of the Master Servicer in accordance with Article VII thereof, the Trustee, as successor to Bankers Trust in its capacity as the Master Servicer under the Pooling and Servicing Agreement or its designee or any successor Master Servicer, shall be entitled to succeed to all of the rights, title and interest of Bankers Trust and assume all of the obligations, duties and liabilities of Bankers Trust under this Agreement without any further act. In such event, the Trustee, its designee or the successor Master Servicer appointed pursuant to the Pooling and Servicing Agreement, shall be deemed to have replaced Bankers Trust as a party to this Agreement to the same extent as if this Agreement had been assigned to the assuming party. Notwithstanding the foregoing, Bankers Trust shall not thereby be relieved of any obligations, duties or liabilities under this Agreement with regard to events occurring prior to the date Bankers Trust ceased to be the Master Servicer under the Pooling and Servicing Agreement. Following the assumption of the rights and obligations of Bankers Trust pursuant to this Section, LTC at the expense of Bankers Trust shall, upon the request of the Trustee, deliver to the assuming party all documents and records relating to this Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of this Agreement to the assuming party.

          10.  Miscellaneous.
               -------------

               10.1   Entire Agreement: Amendments. This Agreement together with
                      ----------------------------
the other written agreements referred to herein is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof, and is intended as the complete and exclusive statement of the terms of the agreement between the parties. As such, this Agreement supersedes any prior understanding between the parties, whether oral or written. Notwithstanding the foregoing, in the event that the provisions of this Agreement are inconsistent with the provisions of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail. Any amendments to this Agreement shall be in writing and shall be signed by all parties hereto.

               10.2   Invalidity. To the extent permitted by law, the invalidity
                      ----------
of any portion of this Agreement shall in no way affect the remaining portions hereof.

               10.3   Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the internal laws of the State of New York.

               10.4   Agreement Binding. This Agreement shall be binding upon
                      -----------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               10.5   Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               10.6   Assignment. Neither party shall assign this Agreement or
                      ----------
any rights hereunder (including but not limited to the right to receive compensation or money due hereunder) without the prior written consent of the other party hereto; provided, however, that any assumption of Bankers Trust's rights pursuant to Section 9 hereof shall not require the consent of either party hereto.

               10.7   Disputes. In the event of any dispute between the parties
                      --------
to this Agreement, the prevailing party shall be entitled to immediate payment of all costs incurred by such party in such dispute, including but not limited to court costs and reasonable attorneys' fees.

               10.8   Section Headings. Section headings of this Agreement are
                      ----------------
inserted for convenience only and do not in any manner limit or expand this Agreement and do not constitute a part of this Agreement.

               10.9   Further Assurances. To the extent permitted by law, each
                      ------------------
of Bankers Trust and LTC agree that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments as either party hereto or the Trustee may reasonably request to effectuate the intention of or facilitate the performance of this Agreement or the Pooling and Servicing Agreement.

               10.10  Exercise of Rights. No failure or delay on the part of
                      ------------------
either party to exercise any right, power or privilege under this Agreement and no course or dealing between Bankers Trust and LTC shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which a party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                        UNION BANK
                                        as Trustee

                                        By:/s/ Andrew R. Ball
                                           --------------------------------
                                           Name:  Andrew R. Ball
                                           Title: Assistant Vice President


                                        LTC REMIC CORPORATION,
                                        as Depositor

                                        By:/s/ William McBride III
                                           --------------------------------
                                           Name:  William McBride III
                                           Title: President

                                        BANKERS TRUST COMPANY,
                                        as Master Servicer

                                        By:/s/ Tracy A. Gevant
                                           --------------------------------
                                           Name:  Tracy A. Gevant
                                           Title: Assistant Vice President


                                        BANKERS TRUST COMPANY,
                                        as Custodian

                                        By:/s/ Tracy A. Gevant
                                           --------------------------------
                                           Name:  Tracy A. Gevant
                                           Title: Assistant Vice President

                                                                       EXHIBIT A

                                   EXHIBIT A
                                   ---------

                              Schedule of Duties
                            to be Performed by LTC


          In addition to the duties otherwise contained in the Subservicing Agreement, LTC shall be obligated to perform the following, in each case at the time and in the manner required under the terms of the Pooling and Servicing
Agreement:

          1. To provide the Trustee and Bankers Trust with the list of servicing officers of LTC as defined in the definition of "Servicing Officer" in
Article I of the Pooling and Servicing Agreement.

          2. Upon discovery by LTC of a breach of any of the representations and warranties made by the Originator pursuant to the Transfer and Repurchase Agreement in respect of any Mortgage Loan, to give prompt notice to the Trustee and Bankers Trust as required by the Master Servicer in Section 2.03 of the Pooling and Servicing Agreement.

          3. To give the notices required of the Master Servicer by Section 2.03(b) of the Pooling and Servicing Agreement.

          4. To give the notices required of the Master Servicer by Section 2.05(b) of the Pooling and Servicing Agreement.

          5. To give the notices required of the Master Servicer by Section 2.06(b) of the Pooling and Servicing Agreement.

          6. To (a) perform the duties of the Master Servicer set forth in Subsection 3.01(a) of the Pooling and Servicing Agreement, (b) indemnify Bankers Trust, the Trustee and the Depositor, as specified in the Pooling and Servicing Agreement, to the extent LTC breaches its obligations in this item or the Agreement, (c) comply with all statutory or regulatory requirements with regard to the manner in which it conducts its activities pursuant to this item and the Agreement, and (d) cooperate with Bankers Trust in its performance of the Master Servicer's duties in Section 3.01(a) of the Pooling and Servicing Agreement. The indemnities of LTC pursuant to this item shall survive the termination or discharge of the Agreement or the Pooling and Servicing Agreement.

          7.   To perform the duties of the Master Servicer set forth in Section
3.03 of the Pooling and Servicing Agreement.

          8.   To perform the duties of the Master Servicer set forth in Section
3.04 of the Pooling and Servicing Agreement.

          9. To perform the duties of the Master Servicer set forth in Sections 3.08 through 3.10 of the Pooling and Servicing Agreement.

          10. To provide information reasonably requested by Bankers Trust to enable Bankers Trust to deliver the statements required by Section 3.13 of the Pooling and Servicing Agreement.

          11. To deliver to Bankers Trust (i) an officer's certificate of LTC, containing substantially the information required pursuant to Section 3.14 of the Pooling and Servicing Agreement, but referring to LTC's obligations under this Agreement, and (ii) such other information, certified by a responsible officer of LTC, regarding LTC's organization, activities and personnel as Bankers Trust or the Trustee may reasonably request from time to time.

          12.  To perform the inspections required of the Master Servicer by
Section 3.19 of the Pooling and Servicing Agreement.

          13.  To perform the duties of the Master Servicer set forth in Section
6.05 of the Pooling and Servicing Agreement.

          14. To make the P&I Advances and any other advances required of the Master Servicer by Section 3.22 of the Pooling and Servicing Agreement.

                                                                       EXHIBIT B

                        [LETTERHEAD OF LTC PROPERTIES]


                                   EXHIBIT B


August 4, 1993


Bankers Trust Company
Four Albany St.
New York, New York 10006

          Re:  LTC REMIC Corporation Mortgage Pass-Through
               Certificates. Series 1993-1
               ---------------------------

          With regard to Bankers Trust company ("Bankers Trust") as Master Servicer for the above mentioned transaction, LTC Properties, Inc., agrees to provide Bankers Trust with the following loan level information no later than the closing date of the transaction and, thereafter, the second business day succeeding each Determination Date:

1.   Beginning Scheduled Principal Balance                  $114,702,110.83

2.   Mortgage Interest Rate                                  10.50% - 12.50%

3.   Monthly Payment                                        $  1,152,974.09

4.   Scheduled Interest                                     $  1,102,753.34

5.   Scheduled Principal                                    $     50,220.75

6.   Principal Prepayments                                  $           .00

7.   Payoff Date or Prepayment Interest Shortfalls          $           .00

LTC PROPERTIES, INC.

     8.   Ending Scheduled Principal Balance                $114,651,890.08

     9.   Interest Paid-Through-Date                        See attached

               On receiving this data, Bankers Trust shall be under no duty to recalculate, verify or recompute the information provided to it hereunder by LTC.

     LTC Properties, Inc.


     By: /s/ Evelyn Yalung
         --------------------
         Name:  Evelyn Yalung
         Title: Controller

                               SCHEDULE B

      BEGINNING SCHEDULED          MORTGAGE       MONTHLY    SCHEDULED     SCHEDULED
LOAN      PRINCIPAL BALANCE   INTEREST RATE       PAYMENT     INTEREST     PRINCIPAL
------------------------------------------------------------------------------------
  1-4         19,168,815.45          11.50%    190,462.75    183,701.15      6,761.60
    5          1,257,788.42          11.50%     12,497.48     12,053.81        443.67
    6          4,597,605.50          11.50%     45,682.14     44,060.39      1,621.75
  7-9         17,885,113.72          11.50%    177,707.80    171,399.01      6,308.79
   10          3,526,192.95          11.50%     35,036.51     33,792.68      1,243.83
   11          2,932,181.97          11.50%     29,134.37     28,100.08      1,034.29
   13          2,327,207.65          11.50%     23,123.30     22,302.41        820.89
   14            723,577.15          11.50%      7,189.52      6,934.28        255.24
   15          2,517,570.21          11.50%     25,014.76     24,126.71        888.05
   16          2,268,404.55          11.50%     22,539.03     21,738.88        800.15
   17          1,146,162.22          11.50%     11,388.35     10,984.05        404.30
   18          9,457,333.25          11.50%     93,968.75     90,632.78      3,335.97
   19          1,793,992.97          11.50%     17,825.25     17,192.43        632.82
   20          1,694,326.79          11.50%     16,834.95     16,237.30.       597.65
   21          1,364,431.35          11.50%     13,557.09     13,075.80        481.29
   22          2,334,184.20          11.50%     23,192.63     22,369.27        823.36
   23          5,979,697.97          11.50%     61,037.42     57,305.44      3,731.98
   24          2,986,468.56          10.00%     27,263.95     24,887.24      2,376.71
   25          1,993,640.13          12.00%     21,066.48     19,936.40      1,130.08
   26          4,088,697.72          11.75%     42,430.13     40,035.17      2,394.96
   27          2,994,717.49          11.50%     30,494.07     28,699.38      1,794.69
   28          6,690,413.14          12.50%     73,057.02     69,691.80      3,365.22
   29         14,973,587.47          11.50%    152,470.34    143,496.88      8,973.46

        -----------------------------------------------------------------------------
             114,702,110.83                  1,152,974.09  1,102,753.34     50,220.75
        =============================================================================

                                                       ENDING
                            PAYOFF DATE OR          SCHEDULED      INTEREST
        PRINCIPAL               PREPAYMENT          PRINCIPAL  PAID-THROUGH
LOAN    PREPAYMENTS     INTEREST SHORTFALL            BALANCE          DATE
---------------------------------------------------------------------------
  1-4          0.00                   0.00     19,162,053.85     19-AUG-93
    5          0.00                   0.00      1,257,344.75     19-AUG-93
    6          0.00                   0.00      4,595,983.75     19-AUG-93
  7-9          0.00                   0.00     17,878,804.93     19-AUG-93
   10          0.00                   0.00      3,524,949.12     19-AUG-93
   11          0.00                   0.00      2,931,147.68     19-AUG-93
   13          0.00                   0.00      2,326,386.76     19-AUG-93
   14          0.00                   0.00        723,321.91     19-AUG-93
   15          0.00                   0.00      2,516,682.16     19-AUG-93
   16          0.00                   0.00      2,267,604.40     19-AUG-93
   17          0.00                   0.00      1,145,757.92     19-AUG-93
   18          0.00                   0.00      9,453,997.28     19-AUG-93
   19          0.00                   0.00      1,793,360.15     19-AUG-93
   20          0.00                   0.00      1,693,729.14     19-AUG-93
   21          0.00                   0.00      1,363,950.06     19-AUG-93
   22          0.00                   0.00      2,333,360.84     19-AUG-93
   23          0.00                   0.00      5,975,965.99     31-JUL-93
   24          0.00                   0.00      2,984,091.85     31-JUL-93
   25          0.00                   0.00      1,992,510.05     14-AUG-93
   26          0.00                   0.00      4,086,302.76     31-JUL-93
   27          0.00                   0.00      2,992,922.80     31-JUL-93
   28          0.00                   0.00      6,687,047.92     31-JUL-93
   29          0.00                   0.00     14,964,614.01     31-JUL-93
          ----------------------------------------------------------------
               0.00                   0.00    114,651,890.08
          ================================================================